UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported)	November 9, 2009

USAA Acceptance, LLC
(Depositor)

USAA Auto Owner Trust 2009-2
(Issuing Entity)

Delaware
(State or Other Jurisdiction of Incorporation)

333-158741	71-0898378

(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

9830 Colonnade Blvd., Suite 600
San Antonio, Texas	78230

(Address of Principal Executive Offices)	(Zip Code)

(210) 498-0922
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          The Registrant is filing the exhibits listed in Item 9.01(d) below in connection with the public issuance of the Class A-2 0.74% Auto Loan Asset Backed Notes, Class A-3 1.54% Auto Loan Asset Backed Notes and Class A-4 2.53% Auto Loan Asset Backed Notes (the “Offered Notes”) by USAA Auto Owner Trust 2009-2 described in the Final Prospectus Supplement dated November 5, 2009. USAA Auto Owner Trust 2009-2 will also issue the Class A-1 0.33405% Auto Loan Asset Backed Notes and the Class B 3.85% Auto Loan Asset Backed Notes which will be sold to an affiliate of the Registrant.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
No.	Document Description

1.1

Underwriting Agreement, dated as of November 5, 2009, among USAA Acceptance, LLC (“USAA LLC”), USAA Federal Savings Bank (“USAA FSB”) and Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as Representatives of the several Underwriters.

4.1	Indenture, dated as of November 13, 2009, between USAA Auto Owner Trust 2009-2 (the “Issuing Entity”) and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”).

10.1	Purchase Agreement, dated as of November 13, 2009, between USAA LLC and USAA FSB.

10.2	Sale and Servicing Agreement, dated as of November 13, 2009, among the Issuing Entity, USAA LLC, USAA FSB and the Indenture Trustee.

10.3	Administration Agreement, dated as of November 13, 2009, between the Issuing Entity and USAA FSB, as administrator.

10.4	Amended and Restated Trust Agreement, dated as of November 13, 2009, between USAA LLC and Wells Fargo Delaware Trust Company, as the Owner Trustee.

2	Form 8-K re: transaction documents

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2009	USAA AUTO OWNER TRUST 2009-2

	By:	USAA Federal Savings Bank, as Servicer

	By:	/s/ Michael J. Broker

	Name:	Michael Broker
	Title:	Vice President

3	Form 8-K re: transaction documents